EXHIBIT 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

FIRST QUARTER 2010 RESULTS

HORSHAM, PA, May 13, 2010 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the quarter ended March 31, 2010, it reported revenues of $413.1 million, a net loss attributable to NCO of $15.3 million, and Adjusted EBITDA of $39.0 million. The Adjusted EBITDA excludes the impact of a $1.4 million benefit from the recovery of portfolio allowances, and $1.4 million of restructuring charges. This compares to revenues of $402.1 million, a net loss attributable to NCO of $2.1 million, and Adjusted EBITDA of $51.1 million for the quarter ended March 31, 2009. The Adjusted EBITDA for 2009 excludes a non-cash allowance for impairment of $33,000 and $443,000 of restructuring charges. NCO was slightly below its revenue target (excluding reimbursable costs and fees) but slightly above its profitability target for the first quarter of 2010.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the first quarter of 2010, the ARM division was slightly below its target for service revenue (which excludes reimbursable costs and fees) but above its profitability target, the CRM division operated slightly below its revenue and profitability targets, and the PM division operated below its revenue and profitability targets but exceed its overall collection targets.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, “NCO entered 2010 with a focus on broadening our service offerings and the decision to minimize our future investment in purchased portfolios. These decisions took into consideration the current economic and regulatory climate, and were based on our analysis of how we should position our company to best help our clients operate in the new economy. Our plan envisioned some continued fluctuations in client volumes that rely upon consumer spending and volatility in portfolio results as we wind down that business. We are very pleased with our first quarter results as our ARM business was able to exceed its EBITDA plan and our CRM business operated very close to its EBITDA plan despite client volume challenges. Our Portfolio business operated below its EBITDA plan since we recognize during the current period all the costs associated with the collections above expectations but any incremental revenue is recorded over the remaining life of the portfolios. As we move through the remainder of the year, we expect to see continued volume fluctuations, primarily in our CRM division. We expect that this will be offset in some cases by targeted cost reductions that will be cautiously executed while taking into consideration new business that will be ramping up throughout the rest of the year. I am also very pleased to report that during the first quarter we generated significant excess cash flow that allowed us to repay over $40 million in senior debt.”

The Company also announced that it will host an investor conference call on Monday, May 17, 2010, at 10:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 71205780. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 71205780.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 100 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to expected operating results, statements as to fluctuations in annual and quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to regulatory changes, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks related to regulatory changes and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended
	March 31,
	2010	2009

Revenues:
Services	$322,926	$367,501
Portfolio (1)	16,297	25,654
Portfolio sales	—	361
Reimbursable costs and fees	73,845	8,613
Total revenues	413,068	402,129

Operating costs and expenses:
Payroll and related expenses	186,268	205,765
Selling, general and admin. expenses	111,532	133,579
Reimbursable costs and fees	73,845	8,613
Depreciation and amortization expense	27,730	31,082
Restructuring charges	1,434	443
	400,809	379,482
Income from operations	12,259	22,647

Other income (expense):
Interest expense, net	(23,513)	(22,768)
Other income (expense), net	(44)	(3,704)
	(23,557)	(26,472)
Loss before income taxes	(11,298)	(3,825)

Income tax expense (benefit)	3,040	(1,146)

Net loss	(14,338)	(2,679)

Less: Net income (loss) attributable to noncontrolling interests	934	(570)

Net loss attributable to NCO Group, Inc.	$(15,272)	$(2,109)

Selected Cash Flow Information:

	For the Three Months Ended
	March 31,
	2010	2009
Net cash provided by operating activities	$37,124	$40,198
Purchases of accounts receivable	5,830	16,431
Purchases of property and equipment	5,958	9,793

Selected Balance Sheet Information:

	As of	As of
	March 31,	December 31,
	2010	2009

Cash and cash equivalents	$34,100	$39,221
Working capital	85,215	86,708
Long-term debt	904,312	951,530

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended March 31, 2010
				Intercompany
	ARM	CRM	PM	Eliminations		Consolidated

Revenues (1)	$334,980	$76,534	$15,274	$(13,720	)(2)(4)	$413,068

Operating costs and expenses:
Payroll and related expenses	128,670	56,406	1,192	—		186,268
Selling, general and admin. expenses	96,583	14,152	14,192	(13,395	)(2)	111,532
Reimbursable costs and fees	74,170	—	—	(325	)(4)	73,845
Depreciation and amortization expense	16,550	10,502	678	—		27,730
Restructuring charges	279	12	1,143	—		1,434
Total operating costs and expenses	316,252	81,072	17,205	(13,720)		400,809

Income (loss) from operations	$18,728	$(4,538)	$(1,931)	$—		$12,259

	For the Three Months Ended March 31, 2009
				Intercompany
	ARM	CRM	PM	Eliminations		Consolidated

Revenues (1)	$311,841	$88,198	$20,389	$(18,299	)(2)(3)(4)	$402,129

Operating costs and expenses:
Payroll and related expenses	142,459	62,437	1,497	(628	)(3)	205,765
Selling, general and admin. expenses	117,467	14,530	18,245	(16,663	)(2)	133,579
Reimbursable costs and fees	9,621	—	—	(1,008	)(4)	8,613
Depreciation and amortization expense	17,990	11,668	1,424	—		31,082
Restructuring charges	239	178	26	—		443
Total operating costs and expenses	287,776	88,813	21,192	(18,299)		379,482

Income (loss) from operations	$24,065	$(615)	$(803)	$—		$22,647

NCO GROUP, INC.

Unaudited EBITDA(5)

(in thousands)

	For the Three Months Ended
	March 31,
	2010	2009

Net loss attributable to NCO Group, Inc.	$(15,272)	$(2,109)
Income tax expense (benefit)	3,040	(1,146)
Interest expense, net	23,513	22,768
Depreciation and amortization expense	27,730	31,082

EBITDA(5)	39,011	50,595

Addbacks:
Non-cash (recovery) impairment	(1,446)	33
Restructuring charges	1,434	443

Adjusted EBITDA(5)	$38,999	$51,071

(1)          Includes $1.4 million of non-cash recovery of purchased accounts receivable for the three months ended March 31, 2010 and $33,000 of non-cash impairments for three months ended March 31, 2009.

(2)          Represents the elimination of intercompany revenue for services provided by ARM to PM.

(3)          Represents the elimination of intercompany revenue for services provided by CRM to ARM.

(4)          Represents the elimination of intercompany reimbursable costs and fees related to services provided by ARM to PM.

(5)          Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA are presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.